SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2011

WORLD ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street

Greenville, South Carolina 29607

(Address of Principal Executive Offices)

(Zip Code)

(864) 298-9801
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

World Acceptance Corporation, Inc. held its Annual Meeting of Shareholders on August 3, 2011. Of the 15,044,065 shares outstanding and entitled to vote, 13,491,944 shares were represented at the meeting, or an 89.68% quorum. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 — Election of Directors

Elected the following seven individuals to the Board of Directors to serve as directors for a term of one year until the Annual Meeting of Shareholders in 2012, or until their successors have been duly elected and qualified:

	Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes

Ken R. Bramlett, Jr.	12,384,864	119,715	-	987,365

James R. Gilreath	12,338,883	165,696	-	987,365

William S. Hummers IIII	12,354,824	149,755	-	987,365

A. Alexander McLean III	12,358,737	145,842	-	987,365

Scott J. Vassalluzzo	12,425,332	79,247	-	987,365

Charles D. Way	12,368,378	136,201	-	987,365

Darrell E. Whitaker	12,396,563	108,016	-	987,365

Proposal 2 — Ratification of Appointment of Independent Auditors

Ratified the selection of KPMG, LLP as independent auditors for the year ending March 31, 2012:

For	Against	Abstain	Broker Non-Votes
13,415,532	70,719	5,693	0

Proposal  3 — Approval of the 2011 Stock Option Plan

Approve d the 2011 Stock Option Plan:

For	Against	Abstain	Broker Non-Votes
11,656,293	755,641	92,645	987,365

Proposal  4 — Approval, on an advisory basis, of the executive compensation of the Company

Approved, on an advisory basis, the executive compensation of the Company:

For	Against	Abstain	Broker Non-Votes
12,224,666	163,706	116,207	987,365

Proposal  5 — Advisory vote to recommend the frequency of the executive compensation vote

Recommend, on an advisory basis,  the frequency of the shareholder vote on the executive compensation of the Company:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
6,180,026	72,439	6,114,541	137,573	987,365

Based on these results, and consistent with the Company's Board of Directors' recommendation, the Company has determined that it will hold the advisory shareholder vote on the Company's executive compensation on an annual basis until the next advisory vote on the frequency of the shareholder vote on executive compensation occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION
(Registrant)

Date: August 3, 2011
	By:	/s/ Kelly M. Malson
Kelly M. Malson
Senior Vice President and Chief Financial Officer